As filed with the Securities and Exchange Commission on February 28, 2005.

Registration No. 333-115353

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 9

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE BEACON FINANCIAL FUTURES FUND, L.P.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER DOCUMENT)

Delaware	6799	20-0963234
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification code number)	(I.R.S. Employer Identification number)

c/o Beacon Management Corporation (USA) 116 Village Boulevard, Suite 210 Princeton, New Jersey 08540 (609) 514-1801	Mark S. Stratton c/o Beacon Management Corporation (USA) 116 Village Boulevard, Suite 210 Princeton, New Jersey 08540 (609) 514-1801
(Address, Including Zip Code, and Telephone Number, Including Area Code of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code of Agent for Service)

Copies to:

Jeffry M. Henderson, Esq.

Douglas E. Arend, Esq.

Henderson & Lyman

175 West Jackson Boulevard

Suite 240

Chicago, Illinois 60604

(312) 986-6960

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units of Limited Partnership Interest in The Beacon Financial Futures Fund, L.P.	200,000 units	$1,000	$200,000,000	$25,340

(1)	Offering price and registration fee based upon the initial offering price per unit of $1,000, in accordance with Rule 457(d).